Exhibit 99.1

Red Hat Reports Second Quarter Results for Fiscal Year 2019

  Second quarter total revenue of $823 million, up 14% year-over-year, or 14% in constant currency
  Second quarter Application Development-related and other emerging technology subscription revenue of $196 million, up 31% year-over-year, or 31% in constant currency
  Quarter-end deferred revenue balance of $2.4 billion, up 17% year-over-year, or 19% in constant currency

RALEIGH, N.C.--(BUSINESS WIRE)--September 19, 2018--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for the second quarter of fiscal year 2019 ended August 31, 2018.

“Customers continue to prioritize their digital transformation initiatives, and they are adopting Red Hat’s hybrid cloud enabling technologies to modernize their applications and drive greater efficiency and effectiveness in their business,” stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “The expansion of our technology portfolio has increased our strategic importance with customers, which is evidenced by the number of deals over five million dollars in the second quarter more than doubling year-over-year.”

“Our second quarter results were consistent with our guidance and we drove 20% growth in total backlog to $3.3 billion,” said Eric Shander, Executive Vice President and Chief Financial Officer for Red Hat. “We are re-affirming our full year growth in constant currency at 16%-17% year-over-year; however, we are adjusting our full year total revenue guidance in dollars by approximately $15 million, solely to account for the change in FX rates.”

Revenue: Total revenue for the quarter was $823 million, up 14% in USD year-over-year, or 14% measured in constant currency. Constant currency references in this release are detailed in the tables below. Subscription revenue for the quarter was $723 million, up 13% in USD year-over-year, or 14% measured in constant currency. Subscription revenue in the quarter was 88% of total revenue.

Subscription Revenue Breakout: Subscription revenue from Infrastructure-related offerings for the quarter was $527 million, an increase of 8% in USD year-over-year, or 8% measured in constant currency. Subscription revenue from Application Development-related and other emerging technology offerings for the quarter was $196 million, an increase of 31% in USD year-over-year, or 31% measured in constant currency.

Operating Income: GAAP operating income for the quarter was $135 million. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, and transaction costs related to business combinations, non-GAAP operating income for the second quarter was $197 million, up 3% year-over-year. For the second quarter, GAAP operating margin was 16.4% and non-GAAP operating margin was 23.9%. Non-GAAP references in this release are detailed in the tables below.

Provision for Income Taxes: GAAP provision for income taxes for the second quarter included a tax charge of approximately $18 million due to newly issued IRS guidance related to the Tax Cuts and Jobs Act (“IRS Guidance”), resulting primarily from the re-measurement of deferred tax assets associated with the non-deductibility of certain share-based compensation and the reversal of certain share-based compensation benefits recognized during the first quarter of fiscal year 2019. Non-GAAP provision for income tax excludes this impact related to the IRS Guidance.

Net Income: GAAP net income for the quarter was $87 million, or $0.46 diluted earnings per share (“EPS”), compared with GAAP net income of $97 million, or $0.53 diluted EPS, in the year-ago quarter.

After adjusting for non-cash share-based compensation expense, amortization of intangible assets, transaction costs related to business combinations and non-cash interest expense related to the debt discount, non-GAAP net income for the quarter was $157 million, or $0.85 diluted EPS, as compared to $138 million, or $0.77 diluted EPS, in the year-ago quarter. Non-GAAP diluted weighted average shares outstanding excludes dilution that is expected to be offset by our convertible note hedge transactions.

Cash: Operating cash flow was $133 million for the second quarter, down 7% on a year-over-year basis. Operating cash flow includes the impact of our recent adoption of ASU 2016-15: Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which requires the portion of repayments of convertible notes during the second quarter that is attributable to debt discount to be classified as operating cash flow. Non-GAAP cash flow provided by operations, which excludes this impact, was $165 million, an increase of 16% on a year-over-year basis compared to GAAP operating cash flow. Total cash, cash equivalents and investments as of August 31, 2018 was $2.2 billion after repurchasing approximately $250 million, or approximately 1.7 million shares, of common stock in the second quarter. The remaining balance in the current repurchase authorization as of August 31, 2018 was approximately $750 million.

Deferred revenue: At the end of the second quarter, the Company’s total deferred revenue balance was $2.4 billion, an increase of 17% year-over-year. The negative impact to total deferred revenue from changes in foreign exchange rates was $40 million year-over-year. On a constant currency basis, total deferred revenue would have been up 19% year-over-year.

Outlook: Red Hat’s outlook assumes current business conditions and current foreign currency exchange rates.

For the full year:

  Revenue is expected to be approximately $3.360 billion to $3.395 billion in USD.
  GAAP operating margin is expected to be approximately 16.4% and non-GAAP operating margin is expected to be approximately 23.9%.
  Diluted GAAP EPS is expected to be approximately $2.29 to $2.33, assuming 186 million diluted shares outstanding. Diluted non-GAAP EPS is expected to be approximately $3.45 to $3.49, assuming 184 million diluted shares outstanding. Both GAAP and non-GAAP EPS assume a $4 million per quarter forecast for other income. The GAAP estimated tax rate assumes a rate of 23.4% before discrete tax items and the non-GAAP estimated tax rate assumes a rate of approximately 22.5% before discrete tax items.
  Non-GAAP operating cash flow is expected to be approximately $1.035 billion to $1.045 billion.

For the third quarter:

  Revenue is expected to be approximately $848 to $856 million in USD.
  GAAP operating margin is expected to be approximately 16.1% and non-GAAP operating margin is expected to be approximately 24.0%.
  Diluted GAAP EPS is expected to be approximately $0.56, assuming 186 million diluted shares outstanding. Diluted non-GAAP EPS is expected to be approximately $0.87, assuming 184 million diluted shares outstanding. Both GAAP and non-GAAP EPS assume a $4 million forecast for other income. The GAAP estimated tax rate assumes a rate of 23.4% before discrete tax items and the non-GAAP estimated tax rate assumes a rate of approximately 22.5% before discrete tax items.

GAAP to non-GAAP reconciliation:

Full year non-GAAP operating margin guidance is derived by subtracting the estimated full year impact of non-cash share-based compensation expense of approximately $215 million and amortization of intangible assets of approximately $39 million. Full year diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and the full year impact of non-cash interest expense related to the debt discount of approximately $20 million and tax expense at an estimated annual non-GAAP effective tax rate of approximately 22.5% before discrete tax items. Additionally, full year diluted non-GAAP EPS excludes approximately $12.8 million of discrete tax benefits related to share-based compensation and certain non-deductible share-based compensation under IRS Guidance that are included in full year diluted GAAP EPS. Full year GAAP EPS does not take into account any future discrete tax benefit or expense because such amounts are unknown. Full year diluted non-GAAP EPS excludes approximately 2 million diluted shares related to the convertible notes, which are expected to be offset by our convertible note hedge transactions.

The full year outlook for non-GAAP cash flow provided by operations excludes the portion of repayments of convertible notes that are attributable to debt discount. The Company is not able to predict the timing and amount of any future convertible note settlements initiated by a holder prior to maturity so forecasting GAAP operating cash flow is not possible to calculate without unreasonable effort.

Third quarter non-GAAP operating margin guidance is derived by subtracting the estimated impact of non-cash share-based compensation expense of approximately $57 million and amortization of intangible assets of approximately $10 million. Third quarter diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and non-cash interest expense related to the debt discount of approximately $5 million and tax expense at an estimated annual non-GAAP effective tax rate of 22.5% before discrete tax items. Third quarter GAAP EPS does not take into account any future discrete tax benefit or expense because such amounts are unknown. Third quarter diluted non-GAAP EPS excludes approximately 2 million diluted shares related to the convertible notes, which are expected to be offset by our convertible note hedge transactions.

The estimated annual non-GAAP effective tax rate of 22.5% for both the full year and third quarter outlook excludes the impact of certain non-deductible share-based compensation under IRS Guidance.

Webcast and Website Information

A live webcast of Red Hat's results will begin at 5:00 pm ET today. The webcast, in addition to a copy of our prepared remarks and slides containing financial highlights and supplemental metrics, can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended. Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to provide reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the integration of acquisitions and the ability to market successfully acquired technologies and products; risks related to errors or defects in our offerings and third-party products upon which our offerings depend; risks related to the security of our offerings and other data security vulnerabilities; fluctuations in exchange rates; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third-party intellectual property; changes in and a dependence on key personnel; the ability to meet financial and operational challenges encountered in our international operations; and ineffective management of, and control over, the Company's growth and international operations, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website, (http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations”. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat and the Shadowman logo are trademarks or registered trademarks of Red Hat, Inc. or its subsidiaries in the U.S. and other countries. Linux® is the registered trademark of Linus Torvalds in the U.S. and other countries.

RED HAT, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands - except per share amounts)

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2018	2017 (1)	2018	2017 (1)
Revenue:
Subscriptions	$722,699	$637,562	$1,434,220	$1,234,070
Training and services	100,048	85,793	202,057	166,081
Total revenue	822,747	723,355	1,636,277	1,400,151

Cost of revenue:
Subscriptions	51,931	46,324	104,104	89,957
Training and services	66,999	60,393	137,525	117,456
Total cost of revenue	118,930	106,717	241,629	207,413

Gross profit	703,817	616,638	1,394,648	1,192,738

Operating expense:
Sales and marketing	334,380	278,317	683,195	572,640
Research and development	166,308	141,809	332,814	278,972
General and administrative	68,573	61,722	131,927	116,592
Total operating expense	569,261	481,848	1,147,936	968,204

Income from operations	134,556	134,790	246,712	224,534
Interest income	7,855	4,612	15,689	8,605
Interest expense	4,808	6,081	11,127	12,166
Other expense, net	(2,457)	(1,260)	(4,651)	(1,846)

Income before provision for income taxes	135,146	132,061	246,623	219,127
Provision for income taxes	48,292	34,973	46,579	46,725
Net income	$86,854	$97,088	$200,044	$172,402

Net income per share:
Basic	$0.49	$0.55	$1.13	$0.97
Diluted	$0.46	$0.53	$1.06	$0.94
Weighted average shares outstanding:
Basic	176,746	177,257	177,024	177,250
Diluted	186,936	183,021	188,061	182,460

(1)	As adjusted to reflect the impact of the retrospective application of ASC 606.

RED HAT, INC. CONSOLIDATED BALANCE SHEETS (Unaudited) (In thousands)
	August 31,	February 28,
	2018	2018 (1)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$1,503,515	$1,724,132
Investments in debt and equity securities, short-term	264,945	318,358
Accounts receivable, net	516,008	806,744
Prepaid expenses	247,197	267,197
Other current assets	46,088	25,666
Total current assets	2,577,753	3,142,097

Property and equipment, net	195,230	206,105
Goodwill	1,278,478	1,288,830
Identifiable intangibles, net	213,260	224,953
Investments in debt securities, long-term	389,402	430,442
Deferred tax assets, net	83,761	92,606
Other assets, net	68,984	89,460
Total assets	$4,806,868	$5,474,493
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$405,970	$427,139
Deferred revenue, short-term	1,683,503	1,853,719
Other current obligations	544	843
Convertible notes	4,435	23,806
Total current liabilities	2,094,452	2,305,507

Deferred revenue, long-term	709,746	741,453
Convertible notes	512,095	744,194
Other long-term obligations	200,771	205,215
Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	2,576,560	2,416,080
Retained earnings	1,820,124	1,619,688
Treasury stock, at cost	(3,055,268)	(2,525,072)
Accumulated other comprehensive loss	(51,636)	(32,596)
Total stockholders’ equity	1,289,804	1,478,124
Total liabilities and stockholders’ equity	$4,806,868	$5,474,493

(1)	Derived from audited financial statements except for line items adjusted by the retrospective application of ASC 606.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)
	Three Months Ended		Six Months Ended
	August 31, 2018	August 31, 2017 (1)	August 31, 2018	August 31, 2017 (1)
Cash flows from operating activities:
Net income	$86,854	$97,088	$200,044	$172,402
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,666	24,136	53,720	45,953
Amortization of debt discount and transaction costs	4,570	5,570	10,408	11,110
Repayments of convertible notes attributable to debt discount	(32,563)	—	(32,563)	—
Deferred income taxes	(293)	(359)	(3,688)	7,558
Share-based compensation expense	52,686	46,947	98,691	90,665
Net amortization of bond premium on debt securities available for sale	543	2,439	1,286	4,875
Other	2,553	571	3,650	1,532
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(22,049)	17,036	277,390	225,797
Other receivables	14,915	(949)	(20,245)	(20,346)
Prepaid expenses	6,280	(11,793)	31,662	231
Accounts payable and accrued expenses	26,937	2,010	(1,705)	(53,316)
Deferred revenue	(33,786)	(40,575)	(138,378)	(86,292)
Other	(521)	775	(1,321)	599
Net cash provided by operating activities	132,792	142,896	478,951	400,768

Cash flows from investing activities:
Purchase of investment in debt securities available for sale	(9,725)	(109,669)	(118,061)	(259,193)
Proceeds from maturities of investment in debt securities available for sale	106,050	105,303	193,054	217,344
Proceeds from sales of investment in debt securities available for sale	7,966	—	8,491	14,324
Proceeds from sales of strategic equity investments	—	—	1,300	—
Acquisition of businesses, net of cash acquired	—	(83,965)	—	(83,965)
Purchase of developed software and other intangible assets	(3,258)	(7,671)	(6,124)	(9,445)
Purchase of property and equipment	(13,653)	(25,781)	(26,616)	(51,681)
Other	—	(189)	(986)	(189)
Net cash provided by (used in) investing activities	87,380	(121,972)	51,058	(172,805)

Cash flows from financing activities:
Proceeds from exercise of common stock options	189	862	1,064	3,830
Proceeds from employee stock purchase program	13,685	10,952	28,947	22,713
Payments related to net settlement of share-based compensation awards	(17,638)	(7,413)	(94,732)	(48,423)
Purchase of treasury stock	(250,035)	(75,015)	(400,054)	(137,002)
Payments on other borrowings	(250)	(418)	(549)	(861)
Repayments of convertible notes attributable to principal	(211,990)	—	(237,943)	—
Net cash used in financing activities	(466,039)	(71,032)	(703,267)	(159,743)
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	(19,098)	29,959	(47,359)	51,280
Net (decrease) increase in cash, cash equivalents and restricted cash	(264,965)	(20,149)	(220,617)	119,500
Cash, cash equivalents and restricted cash at beginning of the period	1,768,480	1,230,457	1,724,132	1,090,808
Cash, cash equivalents and restricted cash at end of the period	$1,503,515	$1,210,308	$1,503,515	$1,210,308

(1)	As adjusted to reflect the impact of the retrospective application of ASC 606.

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands)
	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2018	2017 (1)	2018	2017 (1)

Reconciliation items included in Consolidated Statements of Operations:

Non-cash share-based compensation expense:
Cost of revenue	$4,747	$4,261	$9,875	$8,209
Sales and marketing	22,824	20,817	42,344	41,430
Research and development	16,306	14,220	31,088	27,666
General and administrative	8,809	7,649	15,384	13,360
Total share-based compensation expense	$52,686	$46,947	$98,691	$90,665

Amortization of intangible assets expense:
Cost of revenue	$5,875	$4,326	$12,016	$8,162
Sales and marketing	1,400	1,583	2,762	3,042
Research and development	35	35	69	69
General and administrative	2,380	2,227	4,753	4,053
Total amortization of intangible assets expense	$9,690	$8,171	$19,600	$15,326

Total non-cash interest expense related to the debt discount	$3,869	$4,890	$8,876	$9,757

Transaction costs related to business combinations	$107	$1,220	$118	$1,362

Reconciliation of GAAP results to non-GAAP adjusted results:

GAAP net income	$86,854	$97,088	$200,044	$172,402
GAAP provision for income taxes	48,292	34,973	46,579	46,725
GAAP income before provision for income taxes	$135,146	$132,061	$246,623	$219,127

Add: Non-cash share-based compensation expense	52,686	46,947	98,691	90,665
Add: Amortization of intangible assets expense	9,690	8,171	19,600	15,326
Add: Non-cash interest expense related to the debt discount	3,869	4,890	8,876	9,757
Add: Transaction costs related to business combinations	107	1,220	118	1,362
Non-GAAP adjusted income before provision for income taxes	$201,498	$193,289	$373,908	$336,237
Non-GAAP provision for income taxes (2)	44,915	54,848	84,216	93,550
Non-GAAP adjusted net income (basic and diluted)	$156,583	$138,441	$289,692	$242,687

Non-GAAP adjusted diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	186,936	183,021	188,061	182,460
Dilution offset from convertible note hedge transactions	(3,699)	(2,706)	(3,801)	(2,189)
Non-GAAP diluted weighted average shares outstanding	183,237	180,315	184,260	180,271

Non-GAAP adjusted net income per share:
Basic	$0.89	$0.78	$1.64	$1.37
Diluted	$0.85	$0.77	$1.57	$1.35

(1) As adjusted to reflect the impact of the retrospective application of ASC 606.

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2018	2017 (1)	2018	2017 (1)
(2) Non-GAAP provision for income taxes:
Non-GAAP adjusted income before provision for income taxes	$201,498	$193,289	$373,908	$336,237
GAAP estimated annual effective tax rate	24.1%	27.6%	23.4%	27.3%
Provision for income taxes on non-GAAP adjusted income before adjustments	$48,702	$53,483	$87,494	$91,793
Certain non-deductible share-based compensation	(4,973)	—	(4,973)	—
Discrete tax expense, excluding discrete benefits related to share-based compensation	1,186	1,365	1,695	1,757
Provision for income taxes on non-GAAP adjusted income, excluding impact from certain non-deductible share-based compensation and discrete tax benefits related to share-based compensation	$44,915	$54,848	$84,216	$93,550

GAAP gross profit	$703,817	$616,638	$1,394,648	$1,192,738
Add: Non-cash share-based compensation expense	4,747	4,261	9,875	8,209
Add: Amortization of intangible assets expense	5,875	4,326	12,016	8,162
Non-GAAP gross profit	$714,439	$625,225	$1,416,539	$1,209,109

Non-GAAP gross margin	86.8%	86.4%	86.6%	86.4%

GAAP operating expenses	$569,261	$481,848	$1,147,936	$968,204
Deduct: Non-cash share-based compensation expense	(47,939)	(42,686)	(88,816)	(82,456)
Deduct: Amortization of intangible assets expense	(3,815)	(3,845)	(7,584)	(7,164)
Deduct: Transaction costs related to business combinations	(107)	(1,220)	(118)	(1,362)
Non-GAAP adjusted operating expenses	$517,400	$434,097	$1,051,418	$877,222

GAAP operating income	$134,556	$134,790	$246,712	$224,534
Add: Non-cash share-based compensation expense	52,686	46,947	98,691	90,665
Add: Amortization of intangible assets expense	9,690	8,171	19,600	15,326
Add: Transaction costs related to business combinations	107	1,220	118	1,362
Non-GAAP adjusted operating income	$197,039	$191,128	$365,121	$331,887

Non-GAAP adjusted operating margin	23.9%	26.4%	22.3%	23.7%

GAAP net cash provided by operating activities	$132,792	$142,896	$478,951	$400,768
Repayments of convertible notes attributable to debt discount	32,563	—	32,563	—
Non-GAAP net cash provided by operating activities	$165,355	$142,896	$511,514	$400,768

(1) As adjusted to reflect the impact of the retrospective application of ASC 606.

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands)

	Three Months Ended
	August 31,	August 31,	Year-Over-Year
	2018	2017	Growth Rate
Subscription and services revenue:
GAAP subscription revenue by offering type:
Infrastructure-related offerings	$526,701	$487,447	8.1%
Adjustment for currency impact	1,431	—
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$528,132	$487,447	8.3%

Application Development-related and other emerging technology offerings	$195,998	$150,115	30.6%
Adjustment for currency impact	1,136	—
Non-GAAP Application Development-related and other emerging technology subscription revenue on a constant currency basis	$197,134	$150,115	31.3%

GAAP subscription revenue	$722,699	$637,562	13.4%
Adjustment for currency impact	2,567	—
Non-GAAP subscription revenue on a constant currency basis	$725,266	$637,562	13.8%

GAAP training and services revenue	$100,048	$85,793	16.6%
Adjustment for currency impact	1,615	—
Non-GAAP training and services revenue on a constant currency basis	$101,663	$85,793	18.5%

GAAP total revenue	$822,747	$723,355	13.7%
Adjustment for currency impact	4,182	—
Non-GAAP total revenue on a constant currency basis	$826,929	$723,355	14.3%

	Six Months Ended
	August 31,	August 31,	Year-Over-Year
	2018	2017	Growth Rate
GAAP subscription revenue by offering type:
Infrastructure-related offerings	$1,049,103	$945,408	11.0%
Adjustment for currency impact	(12,569)	—
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$1,036,534	$945,408	9.6%

Application Development-related and other emerging technology offerings	$385,117	$288,662	33.4%
Adjustment for currency impact	(5,082)	—
Non-GAAP Application Development-related and other emerging technology subscription revenue on a constant currency basis	$380,035	$288,662	31.7%

GAAP subscription revenue	$1,434,220	$1,234,070	16.2%
Adjustment for currency impact	(17,651)	—
Non-GAAP subscription revenue on a constant currency basis	$1,416,569	$1,234,070	14.8%

GAAP training and services revenue	$202,057	$166,081	21.7%
Adjustment for currency impact	(757)	—
Non-GAAP training and services revenue on a constant currency basis	$201,300	$166,081	21.2%

GAAP total revenue	$1,636,277	$1,400,151	16.9%
Adjustment for currency impact	(18,408)	—
Non-GAAP total revenue on a constant currency basis	$1,617,869	$1,400,151	15.5%

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

Change in deferred revenue balances:
	Deferred Revenue
	Current	Long-Term	Total
Balance at August 31, 2017	$1,471,434	$581,077	$2,052,511
Constant currency change in deferred revenue	236,962	143,967	380,929
Impact from foreign currency translation	(24,893)	(15,298)	(40,191)
Balance at August 31, 2018	$1,683,503	$709,746	$2,393,249

Year-over-year growth rate	14.4%	22.1%	16.6%
Year-over-year growth rate on a constant currency basis	16.1%	24.8%	18.6%

Revenue growth by geographical segment:
	Americas	EMEA	APAC	Consolidated
Total revenue for the three months ended August 31, 2018	$514,323	$189,303	$119,121	$822,747
Adjustment for currency impact	4,468	(1,776)	1,490	4,182
Total revenue on a constant currency basis for the three months ended August 31, 2018	$518,791	$187,527	$120,611	$826,929

Total revenue for the three months ended August 31, 2017	$463,359	$159,722	$100,274	$723,355

Year-over-year growth rate	11.0%	18.5%	18.8%	13.7%
Year-over-year growth rate on a constant currency basis	12.0%	17.4%	20.3%	14.3%

Total revenue for the six months ended August 31, 2018	$1,014,629	$384,451	$237,197	$1,636,277
Adjustment for currency impact	6,477	(22,880)	(2,005)	(18,408)
Total revenue on a constant currency basis for the six months ended August 31, 2018	$1,021,106	$361,571	$235,192	$1,617,869

Total revenue for the six months ended August 31, 2017	$901,739	$303,392	$195,020	$1,400,151

Year-over-year growth rate	12.5%	26.7%	21.6%	16.9%
Year-over-year growth rate on a constant currency basis	13.2%	19.2%	20.6%	15.5%

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands - except per share amounts)

The primary impact of adopting ASC 606 related to the deferral of incremental commission and other costs of obtaining contracts with customers. Certain unaudited financial statement information as adjusted to reflect the Company’s adoption of ASC 606 is set forth below. The adjustments resulting from ASC 606 are reflected in presentations of both GAAP and non-GAAP financial information.

Consolidated balance sheets:

	February 28, 2018
	As Reported (1)	Adjustments	As Adjusted
Prepaid expenses	$260,092	$7,105	$267,197
Deferred tax assets, net	$93,300	$(694)	$92,606
Other assets, net	$87,924	$1,536	$89,460
Accounts payable and accrued expenses	$427,086	$53	$427,139
Retained earnings	$1,611,794	$7,894	$1,619,688

(1) Derived from audited financial statements.

Consolidated statements of operations:

	Three Months Ended May 31, 2017
	As Reported	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$296,459	$(2,136)	$294,323
Net income	$73,190	$2,124	$75,314
Net income per share:
Basic	$0.41	$0.01	$0.42
Diluted	$0.40	$0.01	$0.41

	Three Months Ended August 31, 2017
	As Reported	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$278,548	$(231)	$278,317
Net income	$96,859	$229	$97,088
Net income per share:
Basic	$0.55	$—	$0.55
Diluted	$0.53	$—	$0.53

	Three Months Ended November 30, 2017
	As Reported	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$308,388	$(305)	$308,083
Net income	$101,306	$303	$101,609
Net income per share:
Basic	$0.57	$—	$0.57
Diluted	$0.54	$0.01	$0.55

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended February 28, 2018
	As Reported	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$315,181	$(618)	$314,563
Net loss	$(12,552)	$392	$(12,160)
Net loss per share:
Basic	$(0.07)	$—	$(0.07)
Diluted	$(0.07)	$—	$(0.07)

	Twelve Months Ended February 28, 2018
	As Reported (1)	Adjustments	As Adjusted
Operating expense:
Sales and marketing	$1,198,576	$(3,290)	$1,195,286
Net income	$258,803	$3,048	$261,851
Net income per share:
Basic	$1.46	$0.02	$1.48
Diluted	$1.40	$0.02	$1.42

(1) Derived from audited financial statements.

CONTACT:
Red Hat, Inc.
Media Contact:
Stephanie Wonderlick, 571-421-8169
swonderl@redhat.com
or
Investor Relations:
Tom McCallum, 919-754-4630
tmccallum@redhat.com